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                                                                    Exhibit 23.1

                     [LETTERHEAD OF PWC DEUTSCHE REVISION]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 25, 1999, and April 30, 1999, relating to the financial statements of IFCO Systems N.V. and the combined financial statements of IFCO Europe Beteiligungs GmbH and MTS Okologistik GmbH, subsidiaries of Schoeller Packaging Systems GmbH, Pullach, and Schoeller International Logistics Beteiligungsgesellschaft mbH, a subsidiary of Gebruder Schoeller Beteiligungsverwaltungs GmbH, Munich (collectively "IFCO"), respectively, which appear in IFCO Systems N.V.'s Form F-1 (No. 333-96191).

PWC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft
Dusseldorf, Germany

March 17, 2000

Betz                                      Hartmann
Wirtschaftsprufer                         Wirtschaftsprufer